Exhibit 2.1

FORM OF MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of                , 2017 (the “Effective Date”), is entered into by and among Ramaco Development, LLC, a Delaware limited liability company (“Ramaco Development”), Ramaco Resources, Inc., a Delaware corporation (the “Company”), Ramaco Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), Yorktown Energy Partners IX, L.P. (“Yorktown IX”), Yorktown Energy Partners X, L.P. (“Yorktown X”), Yorktown Energy Partners XI, L.P. (“Yorktown XI” and together with Yorktown IX and Yorktown X, “Yorktown”), Energy Capital Partners Mezzanine Opportunities Fund, LP, (“ECP Mezzanine”) Energy Capital Partners Mezzanine Opportunities Fund A, LP (“ECP Mezzanine A”), ECP Mezzanine B (Ramaco IP), LP (“ECP Mezzanine B” and together with ECP Mezzanine and ECP Mezzanine A, “ECP”), Randall W. Atkins (“Atkins”) and Michael D. Bauersachs (“Bauersachs”). Ramaco Development, the Company, Merger Sub, Yorktown, ECP, Atkins and Bauersachs are each individually referred to herein as a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, in anticipation of, and prior to the completion of, an initial public offering of the common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Offering”) pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-215363 (the “Registration Statement”), the Parties shall enter into certain restructuring transactions (the “Reorganization”) as more particularly described herein;

WHEREAS, in connection with the Offering and the Reorganization, the Parties desire to, among other things, (i) establish the economic terms of the Reorganization, and (ii) enter into certain agreements to effectuate the foregoing; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article I shall be deemed to have been taken and become effective in the order set forth therein.

ARTICLE I

RESTRUCTURING TRANSACTIONS

Section 1.1. Underwriting Agreement. Effective immediately prior to the Merger Effective Time, the Company, the Selling Stockholders and the Underwriters shall enter into the Underwriting Agreement, pursuant to which the Company shall issue and sell, and the Selling Stockholders shall sell, shares of Common Stock to the Underwriters at a price per share equal to the IPO Price, less the underwriting discount applied to any shares of Common Stock to be sold by the Company to the public in the Offering.

Section 1.2. Ramaco Development. Pursuant to Section 3.6(d) of the Second Amended and Restated Limited Liability Company Agreement of Ramaco Development dated as of August 31, 2016, as amended (the “LLC Agreement”), effective immediately following the transactions described in Section 1.1 and prior to the Merger Effective Time, the holders of Preferred Units (as defined in the LLC Agreement) shall elect to convert all of such Preferred Units into Common Units (as defined in the LLC Agreement). Pursuant to Section 3.6(d)(iii) of the LLC Agreement, each holder of Preferred Units shall receive the number of Common Units equal to the quotient obtained by dividing the Preferred Unit Liquidation Value by the Conversion Price then in effect (as such terms are defined in the LLC Agreement).

Section 1.3. Merger. Effective as of the time set forth in the Certificate of Merger filed with the Secretary of State of the State of Delaware (the “Merger Effective Time”), which, for the avoidance of doubt, shall be on the date of, but at a time prior to, the consummation of the Offering and subsequent to the transactions set forth in Section 1.2 above, Merger Sub shall merge (the “Merger”) with and into Ramaco Development (with Ramaco Development as the surviving company) in accordance with the Agreement and Plan of Merger attached hereto as Exhibit A (the “Merger Agreement”). Pursuant to the Merger Agreement, (i) Ramaco Development shall become a wholly owned subsidiary of the Company and (ii) the outstanding Common Units in Ramaco Development (including, for avoidance of doubt, any Common Units issued upon conversion of Preferred Units as described in Section 1.2 above) shall be exchanged for shares of Common Stock as consideration in the Merger, with each holder of Common Units receiving                 shares of Common Stock per Common Unit held by such holder immediately prior to the Merger.

Section 1.4. Amended and Restated Certificate of Incorporation and Bylaws of the Company. Effective immediately prior to the Offering, the Company shall (i) file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), in the form attached hereto as Exhibit B and (ii) enter into an Amended and Restated Bylaws of the Company (the “Bylaws”), in the form attached hereto as Exhibit C.

Section 1.5. Registration Rights Agreement. Immediately prior to the Offering, the Company, Yorktown, ECP, Atkins and Bauersachs shall enter into the Registration Rights Agreement, in the form attached hereto as Exhibit D.

Section 1.6. Long-Term Incentive Plan. Immediately prior to the Offering, the Company will adopt the Long-Term Incentive Plan, providing for the issuance of up to shares of Common Stock as further described in the Registration Statement, which has been previously approved by the board of directors of the Company.

ARTICLE II

TAXES

Section 2.1. Tax Treatment. The Parties agree that for U.S. federal income tax purposes, the exchange of Common Units for Common Stock pursuant to the Merger, together with the Offering, is intended to qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”). Unless required to do so as a result of a final determination (as defined in Section 1313 of the Code), each of Yorktown, ECP, Atkins, and Bauersachs (each a “PublicCo Contributor,” and collectively, the “PublicCo Contributors”) and the Company agrees that it will not make any tax filing or otherwise take any position inconsistent with the qualification of the Merger and the Offering (collectively, the “Transactions”) as a transaction described in Section 351 of the Code. The U.S. federal income tax treatment of the Transactions described in the preceding sentence is referred to herein as the “Tax Treatment.” If any Party becomes aware of any audit, inquiry, litigation or other proceeding relevant to the Tax Treatment, such person shall promptly notify the other Parties of such proceeding, and all Parties shall use reasonable efforts to cooperate with respect to such proceeding.

Section 2.2. Tax Warranties by PublicCo Contributors. Each PublicCo Contributor represents and warrants to all other PublicCo Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as of the effective time of the Transactions with respect to such PublicCo Contributor:

(a) Such PublicCo Contributor does not have any current plan, intention, agreement, arrangement or understanding, and has not engaged in any material negotiations, related to:

(i) selling, exchanging, hedging, constructively selling, distributing or otherwise disposing of or transferring the Common Stock to be received by such PublicCo Contributor pursuant to the Merger, except as contemplated by this Agreement and the Registration Statement,

(ii) acquiring or retaining any rights in the Common Units transferred to the Company pursuant to the Merger,

(iii) allowing any person other than such PublicCo Contributor to exercise control over the voting of the Common Stock received by such PublicCo Contributor pursuant to the Merger,

(iv) creating, extinguishing or modifying any indebtedness between such PublicCo Contributor and the Company or Ramaco Development as a result of the Transactions, or

(b) Such PublicCo Contributor does not have any current plan, intention, agreement, arrangement or understanding to request, and has not engaged in material negotiations with respect to, a release or waiver of any of the restrictions set forth in the Lock-Up Agreement with respect to such PublicCo Contributor;

(c) To such PublicCo Contributor’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Agreement, any agreements referenced herein and the Registration Statement; and

(d) If such PublicCo Contributor is an entity, to such PublicCo Contributor’s knowledge, no direct or indirect member, partner or owner of such PublicCo Contributor has any current plan, intention, agreement, arrangement or understanding to sell, exchange, hedge, constructively sell or otherwise dispose of its direct or indirect interests in such PublicCo Contributor.

Section 2.3. Tax Warranties by the Company. The Company represents and warrants to the PublicCo Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as of the effective time of the Transactions:

(a) To the Company’s knowledge, there is no agreement, arrangement or understanding relating to rights or obligations to vote its Common Stock;

(b) There is no current plan, intention, agreement, arrangement or understanding for: (i) the Company to issue any shares of Common Stock or other interests in its equity other than Common Stock issued pursuant to the Transactions; (ii) the Company, or to the Company’s knowledge, Ramaco Development, to dispose of the Common Units or any assets held by Ramaco Development or any of their respective subsidiaries other than in the ordinary course of business; (iii) the Company or, to the Company’s knowledge, Ramaco Development or any other person affiliated with the Company, to redeem or otherwise reacquire any Common Stock to be issued in connection with the Transactions; or (iv) the Company or, to the Company’s knowledge, any underwriter, to release or waive any of the restrictions set forth in the Lock-Up Agreements;

(c) The Company has not engaged in any material negotiations with respect to any release or waiver of any of the restrictions set forth in the Lock-Up Agreements;

(d) To the Company’s knowledge, there is no current plan, intention, agreement, arrangement or understanding for any person to exercise any Company stock rights, warrants or subscriptions with respect to Common Stock other than pursuant to the Transactions;

(e) The Common Stock to be issued to each PublicCo Contributor pursuant to the Merger (as described in Section 1.3 of this Agreement) will be issued and paid in exchange for solely the Common Units transferred by such PublicCo Contributor to the Company pursuant to the Merger;

(f) There is no indebtedness between any PublicCo Contributor and either the Company or, to the Company’s knowledge, Ramaco Development, and there will be no such indebtedness created in favor of any PublicCo Contributor as a result of the Transactions;

(g) The Company has no stock issued or outstanding other than the Common Stock;

(h) To the Company’s knowledge, there are no agreements, arrangements or understandings between or among any of the Parties relating to the Transactions, including any agreement to place any Common Stock to be issued to such PublicCo Contributor in escrow or to issue such Common Stock after the completion of the Transactions under a conditional or contingent stock or similar arrangement, other than this Agreement, any agreements referenced herein and the Registration Statement;

(i) The Company is not an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulation §1.351-1(c)(1)(ii); and

(j) To the Company’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Agreement, any agreements referenced herein and the Registration Statement.

ARTICLE III

MISCELLANEOUS

Section 3.1. The terms set forth below in this Section 2.1 shall have the meanings ascribed to them below:

(a) “Lock-Up Agreement” means a lock-up letter agreement pursuant to the Underwriting Agreement.

(b) “Selling Stockholders” means the persons, if any, that execute the Underwriting Agreement and agree pursuant thereto to sell shares of Common Stock in the Offering on a secondary basis.

(c) “Underwriters” means the underwriters named in the Registration Statement.

(d) “Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Company, the Selling Stockholders and the Underwriters, as such form is agreed to by the parties thereto.

Section 3.2. Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.3. Consents. To the extent required under applicable law or the governing documents of any of the Parties (including the LLC Agreement), the Parties acknowledge that this Agreement constitutes the written consent of the relevant Parties to each of the agreements and transactions described herein, including by each of the Parties in its capacity as a member or manager of any other Party.

Section 3.4. Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 3.5. Further Assurances. From time to time after the Effective Date, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement

Section 3.6. Successors and Assigns; No Third Party Rights. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not intended to, and does not, create rights in any other person, and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 3.7. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 3.8. Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 3.9. Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 3.10. Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 3.11. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

RAMACO DEVELOPMENT, LLC

By:
Name:	Randall W. Atkins
Title:	Chief Executive Officer

RAMACO RESOURCES, INC.

By:
Name:	Randall W. Atkins
Title:	Executive Chairman

RAMACO MERGER SUB, LLC

By:	Ramaco Resources, Inc. its Sole Member

By:
Name:	Randall W. Atkins
Title:	Executive Chairman

Signature Page to

Master Reorganization Agreement

YORKTOWN ENERGY PARTNERS IX, L.P.

By:	Yorktown IX Company LP its general partner

By:	Yorktown IX Associates LLC its general partner

By:
Name:	W. Howard Keenan, Jr.
Title:	Manager

YORKTOWN ENERGY PARTNERS X, L.P.

By:	Yorktown X Company LP its general partner

By:	Yorktown X Associates LLC its general partner

By:
Name:	W. Howard Keenan, Jr.
Title:	Manager

YORKTOWN ENERGY PARTNERS XI, L.P.

By:	Yorktown XI Company LP its general partner

By:	Yorktown XI Associates LLC its general partner

By:
Name:	W. Howard Keenan, Jr.
Title:	Manager

Signature Page to

Master Reorganization Agreement

ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND, LP

By:	Energy Capital Partners Mezzanine GP, LP its general partner

By:	Energy Capital Partners Mezzanine, LLC, its general partner

By:
Name:	Tyler Reeder
Title:	Authorized Signatory

ENERGY CAPITAL PARTNERS MEZZANINE OPPORTUNITIES FUND A, LP

By:	Energy Capital Partners Mezzanine GP, LP its general partner

By:	Energy Capital Partners Mezzanine, LLC, its general partner

By:
Name:	Tyler Reeder
Title:	Authorized Signatory

ECP MEZZANINE B (RAMACO IP), LP

By:	Energy Capital Partners Mezzanine GP, LP its general partner

By:	Energy Capital Partners Mezzanine, LLC, its general partner

By:
Name:	Tyler Reeder
Title:	Authorized Signatory

Signature Page to

Master Reorganization Agreement

By:
Name:	Randall W. Atkins

By:
Name:	Michael D. Bauersachs

Signature Page to

Master Reorganization Agreement

Exhibit A

Form of Agreement and Plan of Merger

Exhibit B

Form of Certificate of Incorporation

Exhibit C

Form of Bylaws

Exhibit D

Form of Registration Rights Agreement